NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION OF THE STATED SECURITIES NYSE Arca hereby notifies the SEC of its intention to remove the entire class of the stated securities from listing and registration on the Exchange at the opening of business on October 09, 2026, pursuant to the provisions of Rule 12d2-2 (a). [ X ] 17 CFR 240.12d2-2(a)(3) That on September 25, 2026 the instruments representing the securities comprising the entire class of this security came to evidence, by operation of law or otherwise, other securities in substitution therefore and represent no other right except, if such be the fact, the right to receive an immediate cash payment. The Reorganization of the Dimensional ETF Trust into the DFA Investment Dimensions Group Inc. became effective on September 25, 2026. Shareholders of the Dimensional US Core Equity 1 ETF (CUSIP: 25434V625, DCOR old), the Dimensional US High Profitability ETF (CUSIP: 25434V831, DUHP old), the Dimensional US Real Estate ETF (CUSIP: 25434V823, DFAR old), the Dimensional US Small Cap Value ETF (CUSIP: 25434V815, DFSV old), and the Dimensional US Vector Equity ETF (CUSIP: 25434V559, DXUV old) will receive a number of newly-created shares of the Acquiring Fund equal in value to the aggregate net asset value of the Target Fund shares held immediately prior to the closing of the Reorganization. This Form 25 is being filed solely in connection with the discontinuation of trading on NYSE Arca of the Dimensional US Core Equity 1 ETF (CUSIP: 25434V625, DCOR old), the Dimensional US High Profitability ETF (CUSIP: 25434V831, DUHP old), the Dimensional US Real Estate ETF (CUSIP: 25434V823, DFAR old), the Dimensional US Small Cap Value ETF (CUSIP: 25434V815, DFSV old), and the Dimensional US Vector Equity ETF (CUSIP: 25434V559, DXUV old) and does not affect the continued listing on NYSE Arca of the U.S. Core Equity 1 Portfolio: ETF Class Shares (CUSIP: 25239Y220, DCOR new), the U.S. High Relative Profitability Portfolio: ETF Class Shares (CUSIP: 25239Y196, DUHP new), DFA Real Estate Securities Portfolio: ETF Class Shares (CUSIP: 25239Y147, DFAR new), the U.S. Small Cap Value Portfolio: ETF Class Shares (CUSIP: 25239Y170, DFSV new) and the U.S. Vector Equity Portfolio: ETF Class Shares (CUSIP: 25239Y154, DXUV new). The Exchange also notifies the Securities and Exchange Commission that as a result of the above indicated conditions this security was suspended from trading on September 28, 2026.